Exhibit 10.60

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

AMENDED AND RESTATED FERMENTATION SERVICES AGREEMENT

This agreement (“Agreement”) is effective as of the 17th day of February, 2004 between Diversa Corporation, with a place of business at 4955 Directors Place, San Diego, CA 92121 USA (“Diversa”) and Fermic, S.A. de C.V., with a place of business at Reforma No. 873-Iztapalapa, Mexico D.F., Mexico (“Fermic”).

RECITALS

•

Diversa owns proprietary know-how and rights concerning microbial and biochemical processes by which safe strains are grown and processed to yield certain products, including Diversa enzymes (“Product(s)”).

•

Diversa wishes to produce Product(s) in commercial quantities and in order to do so, desires access to a facility with adequate fermentation capacity, space for downstream recovery and Product storage, and a trained labor force.

•	Fermic owns and operates a fermentation plant at Iztapalapa in Mexico city (the “Facility”) which has the capacity and the labor force to produce Product(s) for commercialization by Diversa.

•	Diversa and Fermic entered into a Fermentation Services Agreement effective as of May 31, 2002 (“Original Agreement”) and now desire to amend and restate such agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

ARTICLE 1

DEFINITIONS

As used in this agreement, the following terms shall have the meanings

“Auxiliary Equipment” – Processing equipment, including […***…],[…***…],[…***…], formulation and storage ([…***…] C]), and piping and other items required for installation of said equipment.

“Equipment” – All equipment required for Fermic to perform its obligations under this Agreement, including laboratory equipment, and storage for raw and packaging materials and Auxiliary Equipment.

“Expanded Fermentation Capacity” – A series of up to […***…] ([…***…]) additional fermentors, each having a nominal capacity of […***…] liters, which are on site at the Fermic facility, but require installation, enclosure, and support services to become operational.

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

“Microorganism(s)” – Any strain owned by Diversa, or licensed to Diversa with rights to sublicense, and provided to Fermic by Diversa under the terms of this Agreement.

“Operations Manual(s)” – The detailed written instructions and specifications prepared by Diversa describing the process for the manufacture, quality control, packaging and storage of each Product, and provided to Fermic by Diversa under the terms of this Agreement.

“Proprietary Information” – Any information, drawings, manuals and other documents transmitted or communicated directly or indirectly on behalf of the disclosing party to the receiving party and marked confidential or proprietary and any information or data orally described as confidential or proprietary or which the receiving party has reason to believe is such. Proprietary Information may include, with out limitation, information relating to the disclosing party’s business and activities product research and development, marketing plans or techniques, client lists and any scientific or technical information, design, process, procedure, formula, or know-how (whether or not patentable). Diversa Proprietary Information includes the Operations Manual(s) and the Microorganism(s).

“Fermentation Capacity” – Nominal fermentation vessel capacity.

ARTICLE 2

AGREEMENT TO MANUFACTURE; LICENSE

2.1 Subject to the terms and conditions of this Agreement, Fermic agrees to manufacture Product(s) at the Facility during the term of this Agreement using specified Microorganism(s), an Operations Manual for each Product to be manufactured and other Proprietary Information provided by Diversa.

2.2 Diversa hereby grants to Fermic a nonexclusive right and license during the term of this Agreement, and only during the term of this Agreement, to use processes described in the Operations Manual(s), Microorganism(s) and other Diversa Proprietary Information solely for purposes of supplying Product(s) to Diversa pursuant to this Agreement. All Products manufactured by Fermic shall belong to Diversa and Fermic may not produce Products, or directly competitive products, other than for or on behalf of Diversa under the terms of this Agreement, and for a period of […***…] ([…***…]) year thereafter.

2.3 No right, express or implied, is granted by this Agreement to Fermic to use in any manner a trademark or any other trade name of Diversa in connection with the performance of this Agreement.

2.4 Fermic shall obtain and maintain all required licenses, certifications and approvals necessary to authorize and permit (a) the import of Microorganism(s) and any Auxiliary Equipment purchased by Diversa (b) the manufacture of Product(s) at the Facility and (c) the

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

delivery and export of Product(s) manufactured under this Agreement. Applications for such licenses and certifications and approvals will be made in the name of Fermic and Fermic will furnish to Diversa copies of all such documentation within […***…] ([…***…]) days of its creation. Diversa shall be responsible for obtaining any licenses or permits required for export of any Microorganism from the United States to Mexico, and for the import of Products into the United States.

ARTICLE 3

OBLIGATIONS

3.1 Diversa’s Obligations. Diversa shall provide the following to Fermic to facilitate Fermic’s production of the Product (s):

3.1.1 Design and procurement of specific Auxiliary Equipment components specified in Section 5.6.

3.1.2 Cultures of any Microorganism(s) required to produce Product(s)

3.1.3 Operations Manual(s) for each Product to be produced which include:

•	Operating protocols

•	Quality control protocols

•	Specifications for raw materials and packaging materials

•	Product specifications

•	Safety information (MSDS) for Diversa-supplied materials

•	Packaging and storage specifications

•	Production schedules

•	Shipping instructions.

3.1.4 Diversa written or oral information and documents concerning process and Diversa Proprietary Information as Diversa considers necessary to permit Fermic to produce each Product.

3.1.5 All required licenses, certifications and approvals related to U.S. law.

3.1.6 Technical oversight as required for scale-up, troubleshooting, and process improvement of Product(s).

3.2 Fermic’s Obligations. Fermic shall produce, store and ship Product(s) for Diversa at the Facility according to Article V and the Operations Manual related to each Product, using the Equipment and all necessary support and storage equipment and facilities required to successfully fulfill this obligation. Fermic shall provide the following to facilitate the production of Product(s):

3.2.1 Equipment;

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

3.2.2 Auxiliary Equipment components and installation of Auxiliary Equipment as specified in Section 5.6;

3.2.3 Operations and technical personnel;

3.2.4 Utilities;

3.2.5 Waste treatment;

3.2.6 Quality control testing;

3.2.7 Records of production and analysis;

3.2.8 Purchase of raw materials and packaging materials;

3.2.9 All other support equipment, materials and labor necessary for the production of Products other than items delivered to Fermic by Diversa pursuant to Section 3.1; and

3.2.10 All required licenses, certifications and approvals related to Mexican law.

ARTICLE 4

SCALE-UP

Prior to conducting commercial production runs at any new scale, Diversa and Fermic shall conduct an evaluation run at that scale, at a cost based […***…] on appropriate cost structure under Section 5.1. If the scale-up run fails to produce acceptable […***…], defined as […***…] of the average […***…] of the most recent […***…] ([…***…]) batches run within standard protocol at the previous scale, Fermic shall conduct, Diversa’s option, up to […***…] ([…***…]) additional runs at the appropriate […***…] cost under Section 5.1.

ARTICLE 5

PRODUCTION; AUXILIARY EQUIPMENT; EXPANDED FERMENTATION CAPACITY

5.1 Fermic shall (a) provide the Equipment, laboratory facilities and labor at the Facility necessary to manufacture, store, and ship the Products and (b) be responsible for purchasing raw materials from suppliers approved in writing by Diversa (other than the Microorganism which shall be supplied by Diversa). Diversa shall have the option to require, based on its needs, an upgrade from time to time to a larger fermentor scale by giving […***…] ([…***…]) […***…] notice to Fermic. Beginning with initial commercial production of Product in a newly-installed fermentor, Diversa agrees to schedule (and pay for) a minimum of […***…] utilization ([…***…] per running […***…]) of such fermentor for the initial […***…] ([…***…]) […***…], and […***…] utilization thereafter, utilizing no less than […***…] duration campaigns. In addition, the parties agree to cooperate to schedule longer campaigns when feasible, taking into consideration inventory limitation commitments with

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

Diversa’s partners and the perishable nature of enzyme products. Upon commencing utilization of further Expanded Fermentation Capacity, if such capacity utilization occurs in less then […***…] ([…***…]) […***…] from the date of the start-up of the prior fermentor, utilization of such prior fermentor shall move to […***…]%. Fermic agrees to make capacity available to Diversa, as required, according to Appendix A, up to […***…] liters of Fermentation Capacity on a full time basis. Capacity left uncommitted by Diversa past […***…] ([…***…]) […***…] prior to the target date may be removed from the available fermentor list on Appendix A at Fermic’s sole discretion. If a fermentor is installed by Fermic pursuant to this Agreement, but then not used by Diversa hereunder, and Fermic then chooses to use such fermentor for alternate purposes, Fermic may reclaim such fermentor by reimbursing Diversa its investment related to such fermentor hereunder.

5.2 The Equipment and laboratory facilities to be used by Fermic must be acceptable to Diversa and no changes shall be made to the Equipment and facilities used in the manufacture of the Products unless approved in advance by Diversa in writing (except in an emergency, whereby Diversa shall be immediately notified, and then only for the duration of the emergency).

5.3 Fermic agrees to assign a technical representative acceptable to Diversa to act as liaison with Diversa. Fermic warrants that the Equipment, the laboratory facilities and the Facility will be maintained in good condition and that Fermic will retain a trained workforce adequate to manufacture Products under this Agreement notwithstanding any obligations it might have to third parties. Fermic gives no warranty whatsoever that the process described in art Operations Manual or the Microorganism will produce a Product in any given quantity or of any given quality.

5.4 Fermic shall have sole responsibility for compliance with all environmental laws and regulations applicable to the Facility and the manufacture of Products and for disposal wastes in compliance with law and Diversa shall have no liability to Fermic or others in connection with the disposal of wastes from the Facility or noncompliance with such environmental laws or regulations.

5.5 Fermic agrees to package and ship the Products in such packaging, volumes and to such Diversa customers as Diversa shall instruct in writing. All shipping and any other directly related costs actually incurred by Fermic in connection with packaging and shipping the Products shall be invoiced separately to Diversa which shall pay the amounts due within […***…] ([…***…]) […***…] of receipt of the invoice, except to the extent Diversa disputes, in good faith, any charge(s) reflected on such invoice (in which event it shall make all undisputed payments in accordance with this sentence).

5.6 Diversa and Fermic have determined that additional Auxiliary Equipment is needed for existing fermentation ([…***…]) and downstream processing of the Products at the Facility. Diversa will determine the optimum design for the downstream processing, locate vendors for the solids separation and ultrafiltration components of Auxiliary Equipment (new or used), purchase the Auxiliary Equipment components for installation at the Facility, and work with Fermic engineers in installing it. Other than specific Auxiliary Equipment, which shall be paid by Diversa, Fermic will be responsible for the costs of any structural changes or additions to

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

the Facility that may be needed, and for the installation and operation of the additional Auxiliary Equipment, Fermic further agrees to reimburse Diversa its out-of-pocket capital costs, as defined in this Section 5.6, of up to […***…] […***…] ([…***…]) for each […***…] of Fermentation Capacity used by Diversa in […***…] ([…***…]) equal […***…] payments, starting from the date of Diversa payment of the next Fermic invoice following installation of a component of Auxiliary Equipment. Reimbursement for previously installed Auxiliary Equipment in excess of […***… […***…] ([…***…]) for each liter of Fermentation Capacity then being utilized will initiate at the time Diversa moves to increased Fermentation Capacity, up to […***…] […***…] ([…***…]) for each […***…] of the new Fermentation Capacity. All reimbursements will be made by reduction of the tolling fees as set forth in Section 9.1. The parties agree to negotiate in good faith the disposition of any Equipment remaining partially reimbursed following normal termination of the Agreement.

5.7 Pursuant to this Agreement, Expanded Fermentation Capacity will need to be put into operation from time to time, as projected in Appendix A. Diversa and Fermic will agree on design schedule and capital requirements to bring the Expanded Fermentation Capacity online. Fermic will fund the capital requirements for the Expanded Fermentation Capacity; Diversa will reimburse Fermic for such expenditures, based on invoices from Fermic as such expenditures occur, up to a maximum of […***…] percent ([…***…]%) of such costs. Upon start-up and operation of each […***…] fermentor of the Expanded Fermentation Capacity, Fermic will reimburse Diversa […***…] percent ([…***…]%) of the amounts previously paid by Diversa to Fermic in respect of such Expanded Fermentation Capacity, in […***…] ([…***…]) monthly payments, each payment based on […***…] of […***…] percent ([…***…]%) of the total amount Diversa is projected to reimburse Fermic (which total amount is listed on Appendix A and shall be updated from time to time) for the total projected additional project cost to bring the full capacity in Appendix A into operation, starting from the date of Diversa’s payment of the first Fermic invoice following start-up of such Expanded Fermentation Capacity; provided, however, that to the extent the amount reimbursed by Diversa to Fermic for any such […***…] fermentor of the Expanded Fermentation Capacity is less than or greater than the corresponding amount Diversa was projected to reimburse Fermic for such fermentor per Appendix A, then […***…] of any such difference shall be reflected (as either a decrease or increase, respectively) in each payment due to Diversa hereunder associated with such fermentor; and provided further that for each fermentor within the Expanded Fermentation Capacity that is reclaimed by Fermic hereunder, Fermic shall make an additional payment to Diversa of […***…] $[…***…] in addition to the monthly payments scheduled to be made. By way of example only, Appendix B sets forth two different scenarios where the actual amounts reimbursed by Diversa to Fermic for such costs are, respectively, less than and greater than such projected amounts. All reimbursements will be made by reduction of the […***…] or to offset amounts paid […***…]; provided, however, that should Fermic elect to terminate this Agreement prior to Diversa having received full reimbursement of the amounts previously paid by Diversa to Fermic in respect of Expanded Fermentation Capacity, Fermic will reimburse Diversa […***…]. Such payment will be payable on the date of termination; provided, however, that Fermic shall make all required interim monthly payments via reduction of […***…]

5.8 If, prior to the minimum term pursuant to Section 12.1, this Agreement is terminated because of Fermic’s breach, the additional Auxiliary Equipment shall belong to

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

Diversa and Diversa shall have the right to remove said Equipment (at Diversa’s expense) and, to the extent such right is exercised by Diversa, reimburse Fermic for any amounts reimbursed by Fermic to Diversa to that point in respect of such Auxiliary Equipment. If, prior to the minimum term pursuant to Section 12.1, this Agreement is terminated because of Diversa’s breach, Fermic may elect either to keep the additional Auxiliary Equipment and pay Diversa the balance due or require Diversa to remove the equipment (at Diversa’s expense) and reimburse Fermic the total amount of credits actually allowed toward payment pursuant to Section 5.3.

5.9 Diversa may provide Fermic with new Microorganism(s) from time to time: These flew Microorganism(s) will be subjected to a test run under the supervision of Fermic and Diversa personnel before it is used to manufacture a Product in large volumes. There will be no additional charge to Diversa for these test runs.

5.10 Fermic agrees that Diversa personnel may have all reasonable access to the Facility to assist in equipment installation and start-up preparation for production runs, and monitoring of production of Product(s). Fermic further agrees that joint venture or marketing partners of Diversa may have reasonable access as guests of Diversa for the purpose of periodically auditing the manufacture of Products for that partner and for providing technical assistance in start-up, process transfer, or for evaluation of potential process improvements.

ARTICLE 6

SCHEDULING

6.1 Diversa will provide Fermic a schedule showing projected fermentation batches and Product(s) for the following month at least […***…] ([…***…]) days prior to the beginning of each month. Within reason, Diversa reserves the right to modify this schedule based on updated events as the month progresses.

6.2 Diversa will provide Fermic a schedule of formulation and packaging requirements each week for the following week.

6.3 Diversa will inform Fermic on a regular ongoing basis of scheduled shipments of Product(s) from the Facility.

ARTICLE 7

PRODUCTION RECORDS AND SAMPLES

7.1 Fermic shall maintain, and make available to Diversa upon request, production run records which include all documentation and sample records required by each Operations Manual.

7.2 Fermic shall collect, label and maintain in storage all samples required according to each Operations Manual.

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

ARTICLE 8

QUALITY CONTROL/OUT-OF-SPECIFICATION PRODUCT

8.1 Fermic shall carry out, by a trained and qualified analyst, all final Product quality control tests called for in the appropriate Operations Manual. Fermic shall immediately notify Diversa of any Product which fails to meet specification provided by Diversa.

8.2 Diversa personnel shall be provided necessary laboratory equipment and space on a periodic basis as required to check any analytical result. In the case of a discrepancy between Diversa and Fermic analytical results, Diversa reserves the right to make the final determination of the result, which if requested by Fermic can be checked by an independent analytical laboratory validated by the parties.

8.3 Fermic shall be responsible for waste disposal of any out-of-specification Product that is not salvageable by reasonable reprocessing. Any such reprocessing shall be approved in advance in writing by Diversa.

ARTICLE 9

TOLLING FEES

9.1 Diversa will pay compensation to Fermic for processing costs and labor involved in fermenting, recovering, packaging and handling the Products, for any structural or other additions made to the Facility, and for all of its other services under this Agreement, as follows: Diversa shall pay Fermic a tolling fee of […***…] $[…***…] per […***…] per […***…] of Fermentation Capacity at […***…] scale, and […***…] $[…***…] per […***…] per […***…] of fermentor capacity between […***…] and […***…] capacity. For fermentation tank capacity of […***…], the parties agree to negotiate in good faith, within a period not to exceed […***…] following start up of the first […***…] fermentor, a price based on cost savings at the increased fermentation scale. Such tolling rates include variable fermentation fees, reducing with increasing capacity, and constant fees for recovery of $[…***…] per […***…] per […***…], and formulation, storage and quality control of $[…***…] per […***…] per […***…]. Utilization for partial […***…] in excess of […***…] minimum campaigns shall be calculated […***…] on the basis of fermentation days utilized. For Diversa to realize the benefit of cost savings for increased fermentor capacity, a minimum […***…] ([…***…]) […***…] of a running […***…] ([…***…]) […***…] utilization of the new scale of capacity must be committed in writing. In addition Diversa will reimburse Fermic for the actual cost of raw materials (including packaging and shipping expenses if applicable) used in the manufacture of Product(s). The parties will agree on the optimal source of raw materials. Diversa shall, in its sole discretion, determine the required specification of all raw materials required for the Product(s).

9.2 Payment of the tolling fees shall be made […***…] in advance on the first business day of each […***…] by wire transfer to the account designated by Fermic. The cost of raw materials (including packaging and shipping expenses if applicable) shall be invoiced

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

[…***…] by Fermic and paid by within […***…] of receipt of the invoice, except to the extent Diversa disputes, in good faith, any charge(s) reflected on such invoice (in which event it shall make all undisputed payments in accordance with this sentence).

9.3 If at anytime during the term of this Agreement production of the Product(s) is stopped or delayed because of one or more problems with the Equipment or the Facility, failure to follow protocol, or contamination, there will be a pro rata reduction in the tolling fee proportional to the duration of the stoppage or delay. In addition, for any such losses related to the above, including losses resulting from failure to follow protocol, contamination, or mechanical failure during recovery operations, Diversa’s cost of raw materials will be credited. For purposes of this Agreement, the term “contamination” shall include the cross-contamination of any detectable amount of antibiotic compound in the Product, with the exception of antibiotics Diversa may add from time to time as part of the fermentation protocol. Diversa may either credit the reduction against the tolling payment due immediately following restoration of production or request direct reimbursement. Fermic shall pay Diversa any reimbursement due within […***…] ([…***…]) […***…] of request therefor by Diversa. Once routine production of a Product has been established by the production of […***…] ([…***…]) […***…] meeting specification, as specified in the Product Operations Manual, Fermic warrants that it will staff and train its employees, and maintain the Facility, in a manner sufficient to provide a minimum of […***…]% […***…] of acceptable Product versus plan at the average yield over any […***…] ([…***…]) […***…] time period.

ARTICLE 10

CONFIDENTIALITY

10.1 Except as specifically provided by this Agreement. (a) Fermic shall not acquire any right, title or interest in any issued or pending patents of Diversa, any Microorganism, or any other Proprietary Information of Diversa, (b) Fermic shall use Operations Manual, all Diversa Proprietary Information and any Microorganism solely in accordance with its rights and licenses granted hereunder and not for any other purpose, and (c) Diversa shall not acquire any right, title or interest in the Proprietary Information of Fermic, except as provided hereunder.

10.2 From and after the date hereof and for a period of […***…] ([…***…]) […***…] from the date of expiration or termination of this Agreement, each party agrees to hold in confidence all Proprietary information of the other.

10.3 Each party will restrict disclosure of and access to the other’s Proprietary Information to the minimum number of its employees necessary to carry out the purposes of this Agreement and each party will use its best efforts, including efforts fully commensurate with those employed by it for the protection of its own confidential information and Microorganisms to protect the other’s Proprietary Information disclosed to it pursuant to this Agreement.

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

10.4 The parties agree that these confidentiality obligations do not apply to the following:

10.4.1 Information which appears in issued parents or printed publications in integrated form or which otherwise is or becomes generally know in the trade through no fault of the receiving party;

10.4.2 Information which the receiving party can show by dated records was in its possession prior to the disclosure thereof by the disclosing party, or

10.4.3 Information which conies into a party’s possession from a third party without breach of any obligation to the other party to maintain the confidentiality of the information.

10.5 Information to the extent such disclosure is reasonably necessary to comply with government regulations, provided that it gives the other party reasonable advance notice of the pending disclosure and uses its best efforts to secure confidential treatment of the information required to be disclosed.

ARTICLE 11

INDEMNITY; WARRANTY DISCLAIMER

11.1 Fermic warrants to Diversa that all Product manufactured, packaged, stored and/or shipped under this Agreement shall meet the Product specifications and quality control standards provided by Diversa and accepted by Fermic. FERMIC GIVES NO OTHER WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Diversa’s remedy for any breach of the warranty set forth in this Section 11.3 shall be, at its option, either (a) replacement of the nonconforming Product, or (b) a credit against payments due Fermic under this Agreement.

11.2 Fermic shall indemnify and hold harmless Diversa and its directors, officers. employees and agents from any claims, demands, liabilities, taxes, suits, costs and expenses (including attorneys’ fees) of any kind or nature whatsoever arising out of (a) the operation or condition of any part of the Facility, (b) any negligence or willful misconduct by Fermic, or (c) the breach by Fermic of any term of this Agreement.

Diversa shall indemnify and hold harmless Fermic and its directors, officers, employees and agents from any claims, demands, liabilities, taxes, suits, costs and expenses (including attorneys’ fees) of any kind or nature whatsoever arising out of (a) any negligence or willful misconduct by Diversa, or (b) the breach by Diversa of any term of this Agreement; provided that no such indemnification shall be required with respect to any such matters arising out of acts or omissions of Fermic for which Fermic is obligated to indemnify Diversa as set forth above.

The defense, settlement, adjustment or compromise of any claim or suit for which a party becomes obligated under this Section 11.2 shall be in the sole control of such indemnifying party; provided that no such settlement may be entered into

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

without the prior written consent of the indemnified party unless it provides for a full release of the indemnified party. The indemnified party may, if it desires, employ counsel at its own expense.

ARTICLE 12

TERMS AND TERMINATION

12.1 Unless earlier terminated pursuant to Sections 12.2, 12.3, or 12.4, this Agreement shall terminate no earlier than four (4) years from the date of this Agreement, and thereafter will continue in force until thirty (30) months following the date of a written notice of intent to terminate by either party, unless mutually agreed between the parties to be a shorter term.

12.2 If a Microorganism is not producing a yield that is acceptable to Diversa, or if Fermic is unable to manufacture a Product at the Facility for any reason, including force majeure, for a period of more than one month, Diversa may terminate this Agreement effective as of the end of a month by giving Fermic at least […***…] ([…***…]) […***…] advanced written notice of termination, where upon neither party shall have any further obligation to the other except payment for amounts due the other as of the date of termination and obligations under those ARTICLES and Sections of the Agreement that specifically survive its termination or expiration. Pursuant to this Section 12.2, Auxiliary Equipment shall belong to Diversa and Diversa shall have the right to remove said equipment (at Diversa’s expense), subject to the provisions of Section 5.8.

12.3 Notwithstanding anything to the contrary herein, Diversa shall have the right to reduce its volume requirements under this Agreement by an appropriate amount with […***…] written notice upon the notice of termination of a supply agreement for Product; provided, however, that such reduced commitment shall not exceed the volume utilized for such supply agreement.

12.4 Either party shall have the right (but not the obligation), by giving written notice to the ether, to terminate this Agreement upon the occurrence of any of the following events:

12.4.1 The other party defaults in the performance or observance of any section contained in this Agreement and such default is not cured within thirty (30) days of written notice thereof from the non-defaulting party.

12.4.2 The other party admits in writing its inability to pay its debts generally as they become due; files or consents to the filing against it of a petition under bankruptcy or any insolvency or similar law; appoints or consents to the appointment of a receiver of itself of all or a substantial part of its property; becomes subject to a court order under which all or a substantial part of its property is under the control and custody of a court; is subject to an involuntary filing against it of a petition under bankruptcy or other insolvency law; or is in a circumstance substantially similar in character to any of the above.

12.5 Upon termination of this Agreement for any reason, each party shall promptly

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

return or destroy all Proprietary Information of the other. Without limiting the foregoing, Fermic shall return or destroy all Microorganism(s). Each party shall certify in writing to the other that it has fully complied with this Section 12. 5.

12.6 The following Articles and Sections shall survive termination or expiration of this Agreement: Section 5.7, Section 5.8, ARTICLE X (Confidentiality), ARTICLE XI (Indemnity; Warranty Disclaimer); Section 12.5 (Return or Destruction of Proprietary Information); Section 15.3 (Independent Contractor Relationship); Section 15.6 (Governing Law); and Section 15.7 (Dispute Resolution).

ARTICLE 13

RISK OF LOSS; INSURANCE

13.1 Fermic shall bear the risk of loss of the Products while the Product is stored at the Facility. As between Fermic and Diversa, the risk of loss shall pass to Diversa upon shipment of the Products to the customers designated by Diversa or upon its purchase by Fermic.

13.2 Fermic shall maintain in continuous force insurance against loss or damage of the Equipment (including any additional Auxiliary Equipment purchased by Diversa pursuant to Section 5.6), the Facility, all raw materials (other than the Microorganism), work in process, and the Product while it is stored at the Facility for all casualty risks and all other risks usually insured against by persons operating a similar business. Fermic will authorize its insurance carrier to provide a certificate of insurance to Diversa verifying such insurance coverage. In the event of any casualty loss to Auxiliary Equipment purchased by Diversa and installed at the Facility prior to payment therefore by Fermic, Fermic hereby assigns to Diversa the right to collect insurance proceeds up to the amount still owed by Fermic. In the event of any casualty loss to the Products, Fermic hereby assigns to Diversa the right to collect insurance proceeds for such loss or damage to the extent the loss or damage to the Product is covered by insurance maintained by Fermic.

ARTICLE 14

FORCE MAJEURE

14.1 Except as specifically provided in Section 12.2, no failure or omission to carry out or to observe any of the terms, provisions or conditions of this Agreement shall give rise to any claim by one party against the other, or be deemed to be a breach of this Agreement, if such failure or omission is caused by one or more of the following; war (whether or not declared and whether or not the United States is a participant) or hostilities; acts of the public enemy or belligerents; sabotage; blockade, revolution, insurrection, riot or disorder; expropriation, requisition, confiscation or nationalization; embargoes; export or import restrictions or rationing or allocation, whether imposed by law, decree or regulation or by voluntary cooperation of industry at the instance or request of any governmental authority or organization owned or controlled by any government or person purporting to act therefore; interference by, or restriction or onerous regulation imposed by, any governmental authority, to whose jurisdiction the party is

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

subject; act of God; fire; earthquake; storm; epidemics; quarantine; strikes, lockouts or other labor disturbances; explosion; breakage or accidents by fire or otherwise to transportation or distribution facilities or equipment; unavailability of raw materials; failure of the Facility to operate for any reason beyond the control of Fermic; shutdown of the Facility for prudent maintenance; or any other event, matter or thing wherever occurring, and whether or not of the same class or kind as those set forth above which, by the exercise of due diligence, the party concerned is unable to overcome.

14.2 A party affected by an actual or potential force majeure situation shall promptly notify the other party of such situation. Diversa shall not be required to pay Fermic […***…] and shall be entitled to a refund for any […***…] already paid for any period in excess of 24 hours that the Equipment then being used to manufacture the Products of the Facility is not in operation. Any refund may be in the form of a credit toward future […***…].

ARTICLE 15

MISCELLANEOUS

15.1 Any notice given under this Agreement shall be in writing and delivered by a recognized overnight courier service, addressed as follow:

If to Fermic to it at:	If to Diversa to it at:

Fermic, S.A. de C.V.	Diversa Corporation
Reforma No. 873 - Iztapalapa	4955 Directors Place
09850 Mexico D.F., Mexico	San Diego, CA 92121
Attention: Mr. Alessandro Falzoni	Attention: Mr. Patrick Simms

Telephone: 011-525-656-1644	Telephone: 1-858-526-5111
Facsimile: 011-525-656-1542	Facsimile: 1-858-526-5554

15.2 Failure of either party to insist upon strict observance of or compliance with all of the terms of this Agreement in one or more instances shall not be deemed to be a waiver of its rights to insist upon such observance in the future or compliance with the other terms hereof.

15.3 Except for the limited agency established in Section 4.6, this Agreement shall not be deemed to establish the relationship of principal and agent, master and servant or a partnership or joint venture of any kind between Fermic and Diversa, and neither party shall be liable to any act of or failure to act by the other party except as expressly provided in this Agreement. Without in any way limiting the foregoing, Fermic will be responsible for any liability derived from the labor relationship with its employees and in no case nor under any circumstances shall Diversa be considered a direct or substitute employer of Fermic or any of Fermic’s employees. Fermic agrees to indemnify Diversa from any claims demands, liabilities. suits, costs and expenses (including reasonable attorney’s fees) of any kind or nature whatsoever arising out of claims that Diversa has liability with respect to Fermic’s employees, whether such claims, demands, liabilities or suits are of a civil, commercial, labor, fiscal or other nature. This provision shall survive termination of this Agreement.

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

15.4 This Agreement constitutes the entire understanding and supersedes all prior agreements between the parties hereto with respect to the subject matter hereof, including, without limitation, the Original Agreement. The provisions herein shall not be extended or modified except by written agreement between Fermic and Diversa.

15.5 In the event that any provision of this Agreement shall be held to be unenforceable, invalid or otherwise indefinite, the balance of this Agreement shall continue in full force and effect, unless the severance of the portions held unenforceable would reasonably frustrate the commercial purposes of this Agreement, in which case, reasonable efforts will be made to reform this Agreement to achieve such commercial purposes.

15.6 This Agreement is written in the English language and shall be construed accordingly. This Agreement shall be performed, interpreted and enforced under the applicable laws of the State of California other than those provisions governing conflicts of law.

15.7 The parties will use their best efforts to resolve by negotiation any dispute, controversy or claim which may arise in connection with this Agreement. In the event the parties cannot directly resolve such dispute, controversy or claim, the parties agree to be bound by arbitration to occur in Dallas, Texas. The arbitration is to be conducted in English by a single arbitration acceptable to both parties in accordance with the Rules of Conciliation and Arbitration of the international Chamber of Commerce. The arbitration decision shall be binding and final and the local courts shall have no jurisdiction over this matter.

15.8 Except as provided herein, this Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that, either Party may assign this Agreement to any of its Affiliates, and, unless agreed otherwise by the other Party, this Agreement shall be assigned to any successor of a Party by merger or sale of substantially all of its business to which this Agreement relates. In the event of such merger or sale, no intellectual property of any acquiring corporation that is not a party shall be included in the technology licensed hereunder. This Agreement will be binding upon the successors and permitted assigns of the parties. Any assignment which is not in accordance with this Section will be void.

15.9 During the term of this Agreement, Fermic shall not, and shall not enter into any agreement to, (i) produce enzyme products for any third party or (ii) permit any third party to use Fermic’s facilities to produce enzyme products, in each case without Diversa’s prior written consent.

15.10 Each party represents to the other that the person signing below on its behalf is legally authorized and empowered to do so under applicable law and that, upon signature by such individual on behalf of such party, this Agreement and any amendments hereto shall be binding upon and enforceable against it in accordance with its terms.

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

IN WITNESS WHEREOF the parties have caused this instrument to be executed in duplicate as of the year and date first above written.

FERMIC, SA DE C.V.	DIVERSA CORPORATION

Alessandro Falzoni	Patrick Simms

/s/ Alessandro Falzoni	/s/ Patrick Simms
Title: Vice President	Title: Senior Vice President
Date: February 19th, 2004	Date: 2-23-04

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

APPENDIX A

PROJECT SCHEDULED FOR CUMULATIVE FERMENTOR UTILIZATION

Fermentor Scale, M3	Project Date Required by Diversa	Diversa’s Projected Payments to Fermic for Expanded Fermentation Capacity

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

[…***…]	[…***…]	[…***…]

	Total	[…***…]

***Confidential Treatment Requested

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2

APPENDIX B

[…***…]

***Confidential Treatment Requested